Exhibit 4.3

SUBSCRIPTION RIGHTS CERTIFICATE #	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [            ], 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT.

ENZON PHARMACEUTICALS, INC.

(Incorporated under the laws of the State of Delaware)

TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing transferable Subscription Rights of Enzon Pharmaceuticals, Inc.,
with every 1,105 Subscription Rights held entitling the holder to purchase one Unit.
Each Unit consists of one share of newly designated Series C Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 750 shares of Common Stock.

Subscription Price: $1,090 per Unit

 THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON [            ], 2020,

SUBJECT TO EXTENSION OR EARLIER TERMINATION.

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. For every 1,105 Subscription Rights held, the holder is entitled to purchase one Unit at a subscription price per Unit of $1,090 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Each Unit consists of one share of newly designated Series C Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 750 shares of Common Stock. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Unit. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the Subscription Price for each Unit. If the Company is unable to issue the subscriber the full amount of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction. This Subscription Rights Certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, the Subscription Agent.

WITNESS the seal of Enzon Pharmaceuticals, Inc. and the signatures of its duly authorized officers.

Countersigned and Registered

Andrew Rackear, Chief Executive Officer and Secretary	By:
Continental Stock Transfer & Trust Company

Richard L. Feinstein, Vice President – Finance and Chief Financial Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

 FOR DELIVERY BY HAND DELIVERY, FIRST CLASS MAIL OR COURIER SERVICE:

 Continental Stock Transfer & Trust Company
Attn: Reorganization Department

1 State Street Plaza 30th Floor

New York, NY 10004

 DELIVERY OTHER THAN IN THE MANNER OR TO THE ADDRESSES LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

You have been allocated the number of Subscription Rights shown on this Subscription Rights Certificate. You must hold at least 1,105 Subscription Rights for each Unit you wish to subscribe for. For example, to purchase two (2) Units you must hold at least 2,210 Subscription Rights. To subscribe for Units, please complete lines (a) and (b) and sign under Form 3 below.

(a)	EXERCISE OF SUBSCRIPTION RIGHTS:

I subscribe for	Units x $1,090.00	= $
(Number of Units*) *You must hold 1,105 Subscription Rights for each Unit subscribed for.	(exercise price)	(amount)

(b) Total Amount of Payment Enclosed (line (a)) = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check, certified check, or U.S. Postal money order payable to “Continental Stock Transfer & Trust Company, as subscription agent for Enzon Pharmaceuticals, Inc.”

☐	Wire transfer of immediately available funds directly to the account maintained by Continental Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this rights offering at: JPMorgan Chase Bank; ABA # 021000021; Acct # 475- 483616; Reference: Enzon Rights

FORM 2A-SPECIAL ISSUANCE OF UNITS

To issue your Units to another person, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received              of the Units represented by this Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

Issue payment to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

FORM 2B-TRANSFER OF DESIGNATED RIGHTS

To transfer your subscription rights to another person, complete this Form 2, sign under Form 3 and have your signature guaranteed under Form 4. For value received              of the subscription rights represented by this Subscription Rights Certificate are assigned to (you must obtain a MEDALLION SIGNATURE GUARANTEE.):

Issue payment to:

Name:

(Please Print)

Address:

(Include Zip Code)

(Tax Identification or Social Security No.)

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the face of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

                                        (Name of Bank or Firm)

By:

    (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO GEORGESON LLC, THE INFORMATION AGENT, TOLL-FREE AT (888) 605-8334.